The Money Store Asset Backed Certificates	Record Date: 05/31/03
Series 1998-I	Determination Date: 06/11/03
Statement To Certificateholder	Distribution Date: 06/16/03
A

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Applied	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

AH	60934YAP5	1.45000%	155,250,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
MH-1	60934YAV2	1.73000%	16,750,000.00	16,750,000.00	23,342.99	0.00	0.00	23,342.99	16,750,000.00
Factors per Thousand					1.39361134	0.00000000		1.39361134	1000.00000000
MH-2	60934YAW0	1.93000%	15,250,000.00	15,250,000.00	23,709.51	0.00	0.00	23,709.51	15,250,000.00
Factors per Thousand					1.55472197	0.00000000		1.55472197	1,000.00000000
BH	60934YAX8	3.03000%	12,750,000.00	2,783,770.42	6,794.72	0.00	1,482,594.72	6,794.72	1,301,197.68
Factors per Thousand					0.53291922	0.00000000		0.53291922	102.05472000
Pool			200,000,000.00	34,783,770.42	53,847.22	0.00	1,482,572.74	53,847.22	33,301,197.68
Totals					1.54805587	0.00000000		1.54805587	166.50595840

X	n/a	0.00000%	0.00	0.00	140,803.79	0.00	0.00	140,803.79	0.00

Totals			200,000,000.00	34,783,770.42	194,651.01	0.00	1,482,572.74	194,651.01	33,301,197.68

Wells Fargo Bank Minnesota, N.A.
Securities Administration Services	Customer Service — CTSLink
7485 New Horizon Way	Telephone: 301-815-6600
Frederick, MD 21703	Fax: 301-846-8152

The Money Store Asset Backed Certificates	Record Date: 05/31/03
Series 1998-I	Determination Date: 06/11/03
Statement To Certificateholder	Distribution Date: 06/16/03
A

Certificate Information

	Current	Reimbursed	Remaining	Cumulative
	Applied Realized	Applied Realized	Unpaid Realized	Reimbursed Applied
	Loss Amount	Loss Amount	Loss Amount	Realized Loss Amount

AH	0.00	0.00	0.00	0.00
		0.00000000
MH-1	0.00	0.00	0.00	0.00
		0.00000000
MH-2	0.00	0.00	0.00	0.00
		0.00000000
BH	1,482,572.74	1,502,887.85	0.00	9,966,229.58
		117.87355686

	Interest	Carry Forward
	Requirement	Amount

AH	0.00	0.00
MH-1	23,342.99	0.00
MH-2	23,709.51	0.00
BH	6,794.72	0.00

Wells Fargo Bank Minnesota, N.A.
Securities Administration Services	Customer Service — CTSLink
7485 New Horizon Way	Telephone: 301-815-6600
Frederick, MD 21703	Fax: 301-846-8152

The Money Store Asset Backed Certificates	Record Date: 05/31/03
Series 1998-I	Determination Date: 06/11/03
Statement To Certificateholder	Distribution Date: 06/16/03
A

Schedule of Remittance

Aggregate Amount Received	1,710,451.46

(Contingency Fee)	(6,724.69)
(Escrow)	(11,491.91)
(Late Charges)	(11,689.61)
(Servicer Fee)	(6,724.70)
(Unreimbursed Monthly Advance)	0.00
Monthly Advance	25,999.55

(10,631.36)

Available Remittance Amount	1,699,820.10

Fees

Contingency Fee	6,724.69
Expense Account	579.73
FHA Premium Account	1,701.51
Servicer Fee	6,724.70
Trust Administrator Fee	420.30
FHA Custodian Fee	14.49
Reimbursable to the Servicer — FHA Account	4,135.99

Prior Three Months Weighted Average Mortgage Interest Rates

3/03	4/03	5/03

12.924%	12.925%	12.923%

EXHIBIT L

Outstanding Balance	33,301,197.68
# Accounts	2,012

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	380	7,188,148.13	21.59%
Delinquent 30-59 Days	86	1,446,233.38	4.34%
Delinquent 60-89 Days	32	547,884.62	1.65%
Delinquent 90 and over	41	924,296.68	2.78%
Loans in Foreclosure	50	986,853.33	2.96%
REO Property	9	224,325.79	0.67%

Totals	598	11,317,741.93	33.99%

Wells Fargo Bank Minnesota, N. A.
Securities Administration Services	Customer Service — CTSLink
7485 New Horizon Way	Telephone: 301-815-6600
Frederick, MD 21703	Fax: 301-846-8152

The Money Store Asset Backed Certificates	Record Date: 05/31/03
Series 1998-I	Determination Date: 06/11/03
Statement To Certificateholder	Distribution Date: 06/16/03
A

Collateral Information

Accelerated Principal Distribution	305,440.14
Adjusted Mortgage Interest Rate	12.336%
Aggregate Beginning Principal Balance of Loans	34,783,770.42
Aggregate Ending Principal Balance of Loans	33,301,197.68
Available Maximum Subordination Amount	10,365,776.00
Class X Remittance Amount Payable Pursuant to section 6.08(d)(z)(xix)	140,803.79
Compensating Interest	105.44
Curtailments	52,274.80
Excess and Monthly Payments	113,146.63
FHA Payments and Related Payments Received	0.00
FHA Claims Filed During the Due Period	0.00
FHA Claims Paid during the Due Period	0.00
FHA Claims Denied by FHA During the Period	0.00
FHA Claims Pending by FHA during the Period	24,496.36
FHA Cumulative Claims Paid	2,114,693.99
Interest Received	347,316.93
Libor	1.18000%
Monthly Excess Spread Percentage	100.000%
Net Funds Cap	12.395%
Supplemental Account Interest Payment For:
Class AH	0.00
Class MH-1	0.00
Class MH-2	0.00
Class BH	0.00

Payments And Reimbursements to the Servicers Pursuant to:
SECTION 5.04 (b)		0.00
SECTION 5.04 (c)		0.00
SECTION 5.04 (d)(ii)		0.00
SECTION 5.04 (e)		0.00
SECTION 5.04 (f)(i)		13,449.39
Principal Prepayments (Number / Amount)	77	1,104,247.59
Realized Losses (Current / Cumulative)	212,903.72	33,085,053.74
Reimbursed Applied Realized Loss Paid to Class BH		1,502,887.85
Reserve Amount		0.00
Specified Subordinated Amount		10,300,000.00
Subordinated Amount		0.00
WAC		12.915%
WAM		177.75
Class Adjusted Mortgage Loan Remittance Rate		1.892%

Wells Fargo Bank Minnesota, N. A.
Securities Administration Services	Customer Service — CTSLink
7485 New Horizon Way	Telephone: 301-815-6600
Frederick, MD 21703	Fax: 301-846-8152